UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):          June 23, 2005

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16801 W. 116th Street Lenexa, Kansas		66219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:          913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 23, 2005, ICOP Digital, Inc. (the “Company”) entered into a $600,000 line of credit with Frontier Bank of Spring Hill, Kansas and on or about the same date drew down $400,000 on the line of credit.  A copy of the note is attached as Exhibit 99.1.  The loan, which is secured by a commercial security agreement, bears variable interest pegged at the Wall Street Journal prime rate plus 2.000%, with a minimum rate of 8.000% and a maximum rate of 18.000%.  Accrued interest is payable monthly beginning on July 23, 2005, and any outstanding principal is due on December 23, 2005.  The stated use of the proceeds is to purchase inventory.

Item 9.01  Exhibits

99.1         Promissory Note with Frontier Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

July 1, 2005	By:	/s/ David C. Owen

Name: David C. Owen
Title: President and Chief Executive Officer